SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2010
Oritani Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-165226	30-0628335

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 664-5400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01	Other Events.
     On June 11, 2010, Oritani Financial Corp., a federal corporation (the “Company”) announced that Oritani Financial Corp., the newly formed Delaware corporation and proposed holding company for Oritani Bank, commenced the syndicated community offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 50,000 shares ($500,000) for individual purchasers and 100,000 shares ($1.0 million) for purchases acting together with others, to 150,000 shares ($1.5 million) for individual purchasers and 800,000 shares ($8.0 million) for purchasers acting together with others. A copy of the release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 11, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: June 11, 2010	By:	/s/John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer